           As filed with the Securities and Exchange Commission on March 1, 1999

                                                            Registration No.333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                           CORNERSTONE BANCORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Connecticut                            06-1524044
     (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                                ______________

            550 Summer Street
               Stamford, CT                              06901
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                                ______________

              1986 Incentive and Non-Qualified Stock Option Plan
              1996 Incentive and Non-Qualified Stock Option Plan
                          Directors Compensation Plan
                           (FULL TITLE OF THE PLANS)

                                ______________

                               James P. Jakubek
             Executive Vice President and Chief Operating Officer
                           Cornerstone Bancorp, Inc.
                               550 Summer Street
                              Stamford, CT 06901
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ______________

                                (203) 356-0111
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    _______

                                   Copy to:

                           Leslie L. Davenport, Esq.
                             Shipman & Goodwin LLP
                               One American Row
                       Hartford, Connecticut 06103-2819
                                (860) 251-5918

                                ______________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================

                                                           PROPOSED               PROPOSED
                                    AMOUNT                 MAXIMUM                 MAXIMUM
    TITLE OF SECURITIES              TO BE              OFFERING PRICE            AGGREGATE              AMOUNT OF
     TO BE REGISTERED             REGISTERED             PER UNIT (1)          OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01........................       277,335               $   18.81             $ 5,216,671.35         $    1,450.23
------------------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities
      Act of 1933 based on the average of the high and low prices reported on the American Stock Exchange on February
      23, 1999.
========================================================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectuses being delivered by Cornerstone Bancorp, Inc. (the "Company") to participants in the Company's 1986 Incentive and Non-Qualified Stock Option Plan, 1996 Incentive and Non-Qualified Stock Option Plan and Directors Compensation Plan (together, the "Plans"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Common Stock, par value $.01 per share, issued or reserved for issuance pursuant to awards granted under the Plans. The information with respect to awards granted under the Plans required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents are hereby incorporated by reference in this registration statement:

      (a) The Annual Report on Form 10-KSB of the Company's predecessor, Cornerstone Bank, for the year ended December 31, 1997 filed with the Federal Deposit Insurance Corporation (which includes basic and diluted earnings per share amounts that have not been adjusted for the 10% stock dividend distributed in 1998);

      (b) The Quarterly Reports on Form 10-QSB of the Company's predecessor, Cornerstone Bank, for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 filed with the Federal Deposit Insurance Corporation;

      (c) The Current Report on Form 8-K of the Company's predecessor, Cornerstone Bank, dated March 18, 1998 filed with the Federal Deposit Insurance Corporation and the Company's Current Report on Form 8-K12G3 dated March 1, 1999; and

      (d) The description of the Common Stock of Cornerstone Bank, the Company's predecessor, contained in its Form F-1 filed with the Federal Deposit Insurance Corporation on September 14, 1994, and of the Company's common stock contained in its Current Report on Form 8-K12G3 dated March 1, 1999, and any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

 This Item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

 This Item is not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation provides that the personal liability of any director to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director; (2) enable the director or an associate, as defined in subdivision (3) of Section 33-843 of the Connecticut General Statutes, to receive an improper personal economic gain; (3) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company; (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company; or (5) create liability under
Section 36a-58 or Section 33-757 of the Connecticut General Statutes. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

     In addition, the Company's Certificate of Incorporation provides that any person, his or her heirs, executors, or administrators may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she or they shall be made a party by reason of his or her being or having been a director, officer, or employee of the Company or of any firm, corporation, or organization which he or she served in any such capacity at the request of the Company; provided, however, that no person shall be so
                        -----------------
indemnified or reimbursed relative to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his or her duties to the Company; and, provided, further, that no
                                                      -----------------
person shall be so indemnified or reimbursed relative to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights of which such persons, his or her heirs, executors, or administrators, may be entitled as a matter of law.

     The Company may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

 This Item is not applicable.

ITEM 8.  EXHIBITS.


Exhibit No.               Description
----------                -----------

   4.1 Certificate of Incorporation (Exhibit 4.1 to Cornerstone Bancorp, Inc. Current Report on Form 8-K12G3 dated March 1,
                1999). (1)

   4.2 Bylaws (Exhibit 4.2 to Cornerstone Bancorp, Inc. Current Report on Form 8-K12G3 dated March 1, 1999). (1)

   5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered. (2)

  23.1          Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

  23.2          Consent of Deloitte & Touche LLP. (2)

  24.1 Power of Attorney (included in the signature page of this registration statement). (2)

  99.1 Cornerstone Bancorp, Inc. 1986 Incentive and Non-Qualified Stock Option Plan. (2)

  99.2 Cornerstone Bancorp, Inc. 1996 Incentive and Non-Qualified Stock Option Plan. (2)

  99.3          Cornerstone Bancorp, Inc. Director Compensation Plan. (2)
________________

(1)  Incorporated by reference.
(2)  Filed herewith.


ITEM 9.  UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of February, 1999.




                         By: /s/ Norman H. Reader
                            ------------------------------------------
                            Norman H. Reader
                            President



                               POWER OF ATTORNEY

  Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Norman H. Reader and James P. Jakubek, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ________________

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                                    DATE
                ---------                                     -----                                    ----
  /s/ Norman H. Reader                            Director, President and Chief Executive       February 17, 1999
------------------------------------------
         (Norman H. Reader)                       Officer
                                                  (Chief Executive Officer)

  /s/ James P. Jakubek                            Director, Executive Vice President and       February 17, 1999
------------------------------------------
         (James P. Jakubek)                       Chief Operating Officer

  /s/ Leigh A. Hardisty                           Vice President, Chief Financial Officer      February 17, 1999
------------------------------------------
         (Leigh A. Hardisty)                      and Secretary
                                                  (Chief Financial Officer and Chief
                                                  Accounting Officer)

  /s/ Joseph S. Field Jr.                         Director                                     February 17, 1999
------------------------------------------
         (Joseph S. Field Jr.)

                                                  Director                                     February 17, 1999
__________________________________________
         (J. James Gordon)

  /s/ Stanley A. Levine                        Director                                February 17, 1999
------------------------------------------
         (Stanley A. Levine)

  /s/ Joseph A. Maida                          Director                                February 17, 1999
------------------------------------------
         (Joseph A. Maida)

  /s/ Melvin L. Maisel                         Director                                February 17, 1999
------------------------------------------
         (Melvin L. Maisel)

  /s/ Ronald C. Miller                         Director                                February 17, 1999
------------------------------------------
         (Ronald C. Miller)

  /s/ Courtney A. Nelthropp                    Director                                February 17, 1999
------------------------------------------
         (Courtney A. Nelthropp)

  /s/ Martin Prince                            Director                                February 17, 1999
------------------------------------------
         (Martin Prince)
                                               Director                                February 17, 1999
------------------------------------------
         (Richard M. Sontag)
                                               Director                                February 17, 1999
------------------------------------------
         (Patrick Tisano)

  /s/ Dr. Joseph D. Waxberg                    Director                                February 17, 1999
------------------------------------------
         (Dr. Joseph D. Waxberg)

                                 EXHIBIT INDEX

                                                                                     Sequentially
Exhibit No.                           Description                                    Numbered Page
----------                            -----------                                    -------------
   4.1    Certificate of Incorporation (Exhibit 4.1 to Cornerstone Bancorp, Inc.
          Current Report on Form 8-K12G3 dated March 1, 1999). (1)

   4.2    Bylaws (Exhibit 4.2 to Cornerstone Bancorp, Inc. Current Report on
          Form 8-K12G3 dated March 1, 1999). (1)

   5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered. (2)

  23.1    Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

  23.2    Consent of Deloitte & Touche LLP. (2)

  24.1 Power of Attorney (included in the signature pages of this registration statement). (2)

  99.1    Cornerstone Bancorp, Inc. 1986 Incentive and
          Non-Qualified Stock Option Plan. (2)

  99.2    Cornerstone Bancorp, Inc. 1996 Incentive and
          Non-Qualified Stock Option Plan. (2)

  99.3    Cornerstone Bancorp, Inc. Director Compensation Plan. (2)

_________
(1)  Incorporated by reference.
(2)  Filed herewith.